UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657

(State or other jurisdiction	(Commission	(IRS Employee
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Philadelphia, PA		19103

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2006, the Human Resources Committee (the “HR Committee”) of the Board of Directors of CSS Industries, Inc. (“CSS”) approved and adopted the CSS Industries, Inc. Severance Pay Plan for Senior Management (the “Plan”) and the CSS Industries, Inc. Severance Pay Plan for Salaried Employees (the “Salaried Plan”). The Plan provides for severance payments to designated senior management employees, including all executive officers of CSS. The Salaried Plan provides for severance payments to designated employees who are not senior management employees. Both the Plan and the Salaried Plan are effective for qualifying terminations that occur on or after October 9, 2006.

Although the Plan sets forth conditions to receipt of severance payments and specifies the amount of severance payments to be provided to participants, the HR Committee has complete discretion to provide severance payments to participants who otherwise would be ineligible, deny severance payments to participants who otherwise would be eligible and provide payments in amounts that differ from those set forth in the Plan. Absent the exercise of such discretion, the terms relating to eligibility and the amount of severance payments under the Plan are set forth below.

The Plan provides for the provision of severance payments if a participant’s employment has been terminated by CSS other than under the following circumstances:

•	Termination for “Cause” (as defined in the Plan), or violation of CSS’ or the participating subsidiary’s rules;

•	Discovery by CSS following termination that the participant engaged in conduct that constitutes Cause;

•	The participant voluntarily resigns or retires;

•	The termination follows the participant’s refusal to accept a “Comparable Job” (as defined in the Plan);

•	The participant has an employment contract providing for severance in excess of the amount payable under the Plan (in any event, a participant cannot receive benefits under both the Plan and the employment agreement);

•	Prior to or on the participant’s last day of scheduled employment, the participant dies; or

•	Prior to notification of termination of employment, the participant experiences a physical or mental condition entitling the participant to any sick pay, disability, or workers compensation.

The Plan provides that an eligible executive officer participant will receive the following severance benefits:

•	Continuation of weekly base pay for the following periods, based on the participant’s position with CSS or the participating subsidiary and years of service:

Years of Continuous Service	Number of Weeks of Severance Pay

0 up to 2 years	26
Over 2 years up to 5 years	39
Over 5 years	52 (maximum)

•	In addition, if a participant elects health care continuation coverage under COBRA following termination of employment, CSS or the participating subsidiary will pay, during the period for which the participant is receiving severance payments, a portion of the monthly COBRA premium on the same basis as it pays for such coverage for active employees.

Payment of severance benefits under the Plan is conditioned upon the participant’s execution, and nonrevocation, of the participant’s employer’s standard release.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which will be filed with CSS’ quarterly report on Form 10-Q for the quarter ending December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/William G. Kiesling

William G. Kiesling
Vice President Legal and
Human Resources

Date: October 10, 2006